UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

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Date of Report (Date of earliest event reported): October 17, 2016

MEDIAN GROUP INC.

(Exact Name of Registrant as Specified in Charter)

Texas	5813	75-3016844
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Lot 17.01, Level 17, Tower 2, Bank Rakyat Twin Tower, No. 33, Jalan Rakyat, 50470 Kuala Lumpur, Malaysia	N/A
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:	Tel: +603 2714 2020 Fax: +603 2714 2121

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On October 17, 2016, the Company placed out 120,000,000 shares in the Company to 3 independent parties at a price of $0.011 per share to raise a total of approximately $1,320,000. In accordance to the agreement, the Company received 50% of the consideration and the remaining consideration will be paid upon two days after the issuance of the shares. The proceeds from this placement shall be used for working capital of the Company.

Section 9. – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

Exhibit 99.1 – Press release dated October 19, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 19, 2016	MEDIAN GROUP INC.

By: /s/ ANDREW HWAN LEE
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Name: ANDREW HWAN LEE
Title: President, Chief Executive Officer, Director